As filed with the Securities and Exchange Commission on December 3, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	6022	43-0889454
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	1000 Walnut Kansas City, MO 64106 (816) 234-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Margaret M. Rowe
Senior Vice President & Corporate Secretary
Commerce Bancshares, Inc.

1000 Walnut

Kansas City, MO 64106

Telephone: (816) 234-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Aguggia Shawn M. Turner Holland & Knight LLP 800 17th Street N.W., Suite 1100 Washington, D.C. 20006 Telephone: (202) 955-3000	Joseph Catti Brian Eagleston FineMark Holdings, Inc. 8695 College Parkway, Suite 100 Fort Myers, Florida 33919 Telephone: (877) 461-5901	Mark Kanaly William Hooper Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, Suite 4900 Atlanta, GA 30309 Telephone: (404) 881-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the Form S-4 registration statement (No. 333-289873) to which this registration statement relates.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-289873

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

This Registration Statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-289873) (the “Prior Registration Statement”), which was declared effective on September 10, 2025, Commerce Bancshares, Inc., a Missouri corporation (the “Company”), registered an aggregate of 9,791,482 shares of its common stock, $5.00 par value per share (the “Common Stock”) and paid an aggregate fee of $91,747.79.

Subsequent to the effectiveness of the Prior Registration Statement, on October 31, 2025, the Board of Directors of the Company declared a five percent (5%) Common Stock dividend (the “Stock Dividend”). The Company is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional 488,700 shares of Common Stock (which number of shares gives effect to the Stock Dividend) for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated June 16, 2025, by and among the Company, CBI-Kansas, Inc., a Kansas corporation and direct wholly owned subsidiary of the Company, and FineMark Holdings, Inc., a Florida corporation. In connection with the registration of additional shares of Common Stock, the Company is paying an additional registration fee of $3,442.94. As such, the Prior Registration Statement shall be deemed to cover 10,280,182 shares of Common Stock after giving effect to the Stock Dividend. The additional shares of Common Stock that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Tables set forth in Exhibit 107 as filed with the Prior Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1*	Opinion of Holland and Knight LLP

23.1*	Consent of Holland and Knight LLP (included in Exhibit 5.1)

23.2*	Consent of KPMG, LLP (with respect to Commerce Bancshares, Inc.)

23.3*	Consent of Hacker, Johnson & Smith PA (with respect to FineMark Holdings, Inc.)

99.1*	Consent of Piper Sandler & Co.

24.1**	Power of Attorney of Directors and Officers of Commerce Bancshares, Inc.

107*	Calculation of Filing Fee

*	Filed herewith.
**	Filed as Exhibit 24.1 to the Registration Statement on Form S-4 (File No. 333-289873), as amended, initially filed with the Securities and Exchange Commission on August 27, 2025.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Commerce Bancshares, Inc., the registrant, has duly caused this registration statement to be signed on its behalf by the undersigned, in Kansas City, Missouri, on December 3, 2025.

COMMERCE BANCSHARES, INC.

By:	/s/ Margaret M. Rowe
Margaret M. Rowe
Senior Vice President & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Commerce Bancshares, Inc. and in the capacities set forth and on the 3rd day of December, 2025.

Signature	Title

/s/ JOHN W. KEMPER* John W. Kemper	Chief Executive Officer

/s/ MARGARET M. ROWE Margaret M. Rowe	Senior Vice President & Corporate Secretary

/s/ CHARLES G. KIM* Charles G. Kim	Chief Financial Officer (Principal Financial Officer)

/s/ PAUL A. STEINER* Paul A. Steiner	Controller (Chief Accounting Officer)

/s/ TERRY D. BASSHAM* Terry D. Bassham	Director

/s/ BLACKFORD F. BRAUER* Blackford F. Brauer	Director

/s/ W. KYLE CHAPMAN* W. Kyle Chapman	Director

/s/ KAREN L. DANIEL* Karen L. Daniel	Director

/s/ TIMOTHY S. DUNN* Timothy S. Dunn	Director

/s/ JUNE MCALLISTER FOWLER* June McAllister Fowler	Director

/s/ DAVID W. KEMPER* David W. Kemper	Director

/s/ BENJAMIN F. RASSIEUR, III* Benjamin F. Rassieur, III	Director

Signature	Title

/s/ TODD R. SCHNUCK* Todd R. Schnuck	Director

/s/ CHRISTINE B. TAYLOR* Christine B. Taylor	Director

/s/ Alaina G. Maciá Alaina G. Maciá	Director

* By Margaret M. Rowe, attorney-in-fact.